As filed with the Securities and Exchange Commission on December 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MACY'S, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation)	7 West Seventh Street Cincinnati, Ohio 45202 (513) 579-7000 (Address of Principal Executive Offices, including Zip Code)	13-3324058 (I.R.S. Employer Identification Number)

Macy’s, Inc.

EXECUTIVE DEFERRED COMPENSATION PLAN

(Full Title of the Plan)

Dennis J. Broderick, Esq.
Executive Vice President, General Counsel, and Secretary
Macy's, Inc.
7 West Seventh Street
Cincinnati, Ohio  45202
(513) 579-7000

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

X   Large accelerated filer                                                                                                             __  Accelerated filer

__  Non-accelerated filer (Do not check if a smaller reporting company)                                        __  Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Deferred Compensation Obligations (1)	$40,000,000 (2)	100%	$40,000,000 (2)	$5,456
Common Stock, par value $0.01 per share	150,000 shares (3)	$38.25 (4)	$5,737,500 (4)	$783
Total:				$6,239

(1)  The Deferred Compensation Obligations being registered are general unsecured obligations of Macy’s, Inc. to pay deferred compensation in the future in accordance with the terms of the Macy’s, Inc. Executive Deferred Compensation Plan (the “Plan”). The amount to be registered represents the dollar amount of the compensation deferred and deemed invested in accordance with the Plan.

(2)  Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(o) and (h) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)  In accordance with Rule 416 under the Securities Act, this Registration Statement shall also cover an indeterminate number of shares of common stock, $0.01 par value per share of Macy’s, Inc. (“Common Stock”) that may become issuable pursuant to the anti-dilution provisions of the Plan.

(4)  Estimated solely for calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 17, 2012 of $38.25.

Explanatory Note

      Macy’s, Inc. (“Macy’s” or the “Company”) files this Registration Statement on Form S-8 relating to the Macy’s, Inc. Executive Deferred Compensation Plan (the “Plan”) to register an additional 150,000 shares of Common Stock and an additional $40,000,000 in Deferred Compensation Obligations under the Plan.

      These are securities of the same class as the securities registered on Form S-8, Registration No. 333-153720, filed with the Securities and Exchange Commission (“SEC”) on September 29, 2008 (the “Prior Registration Statement”) relating to the Plan. The Prior Registration Statement registered 500,000 shares of Common Stock and $75,000,000 in Deferred Compensation Obligations.

      Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

     The legality of the Deferred Compensation Obligations and shares of Common Stock registered hereby has been passed upon for the Company by Dennis J. Broderick, who is employed by the Company as its Executive Vice President, General Counsel and Secretary.  Mr. Broderick is eligible to participate in the Plan.

Item 8. Exhibits

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-13536) filed with the SEC on May 18, 2010)

4.2

Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1.1 to the Company’s Annual Report on Form 10-K (File No. 001-13536) for the fiscal year ended January 28, 1995)

4.3

Article Seventh of the Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-13536) filed with the SEC on May 24, 2011)

4.4	Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-13536) filed with the SEC on May 24, 2011)

4.5	Executive Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.30 to the Company’s Annual Report on Form 10-K (File No. 001-13536) for the fiscal year ended January 31, 2009)

5.1	Opinion of Counsel

23.1	Consent of KPMG LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Powers of Attorney

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on December 20, 2012.

MACY'S, INC.

By: /s/ Dennis J. Broderick
Dennis J. Broderick
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 20th day of December, 2012.

Signature	Title

* Terry L. Lundgren	Chairman of the Board, President, Chief Executive Officer and Director (principal executive officer)

* Karen M. Hoguet	Chief Financial Officer (principal financial officer)

* Joel A. Belsky	Executive Vice President and Controller (principal accounting officer)

* Stephen F. Bollenbach	Director

* Deirdre P. Connelly	Director

* Meyer Feldberg	Director

* Sara Levinson	Director

* Joseph Neubauer	Director

* Joyce M. Roché	Director

* Paul C. Varga	Director

* Craig E. Weatherup	Director

* Marna C. Whittington	Director

*     The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to Powers of Attorney executed by the above-named persons.

By: /s/ Dennis J. Broderick
Dennis J. Broderick,
Attorney-in-Fact

 INDEX TO EXHIBITS

Exhibit No.	Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-13536) filed with the SEC on May 18, 2010)

4.2

Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1.1 to the Company’s Annual Report on Form 10-K (File No. 001-13536) for the fiscal year ended January 28, 1995)

4.3

Article Seventh of the Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-13536) filed with the SEC on May 24, 2011)

4.4	Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-13536) filed with the SEC on May 24, 2011)

4.5	Executive Deferred Compensation Plan (incorporated herein by reference to Exhibit 10.30 to the Company’s Annual Report on Form 10-K (File No. 001-13536) for the fiscal year ended January 31, 2009)

5.1	Opinion of Counsel

23.1	Consent of KPMG LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Powers of Attorney